UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 24, 2010

PAB BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	000-25422	58-1473302
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 North Valdosta Road, Valdosta, Georgia     31602
(Address of Principal Executive Offices)      (Zip Code)

Registrant's telephone number, including area code(229) 241-2775

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

At the 2010 Annual Shareholders Meeting held on May 25, 2010, F. Ferrell Scruggs, Sr. and James B. Lanier, Jr. retired as directors from the Board of Directors of PAB Bankshares, Inc. (the “Registrant”) and from the Board of Directors of the Registrant’s subsidiary bank, The Park Avenue Bank (the “Bank”).  Mr. Scruggs’ retirement was a result of the mandatory retirement age specified in the Registrant’s Bylaws.  Mr. Lanier did not have any disagreements with the Registrant and the Bank, and cited personal obligations as his reason for not standing for re-election.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Shareholders Meeting held on May 25, 2010, three items were voted upon.

The first proposal was for election of two directors to hold office until the 2013 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier death, resignation, incapacity to serve, or removal.  The following is a summary of the voting results:

Name	Votes For	Votes Withheld	Broker Non-Votes
James W. Godbee, Jr.	8,516,635	115,802	2,366,737
Douglas W. McNeill	8,517,669	114,767	2,366,737

The above directors were elected.

The following directors will continue in office beyond the 2010 Annual Shareholders Meeting:

James L. Dewar, Jr., Thompson Kurrie, Jr., John E. Mansfield, Jr., R. Bradford
Burnette, Michael H. Godwin, Kennith D. McLeod and Paul E. Parker.

The second proposal was to approve an amendment to the Registrant’s Amended and Restated Articles of Incorporation to reduce the minimum number of directors of the Registrant that may be fixed by a majority vote of the directors from nine to six.  The following is a summary of the voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,644,185	330,155	24,834	0

The amendment to reduce the minimum number of directors of the Registrant that may be fixed by a majority vote of the directors from nine to six was approved.

The third proposal was for the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2010.  The following is a summary of the voting results:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
10,892,050	23,558	83,565	0

The selection of the independent auditors was ratified.

Item 8.01.              Other Events.

On May 24, 2010, the Bank sold five branches in a previously reported transaction to HeritageBank of the South (“Heritage”), a subsidiary of Albany, Georgia-based Heritage Financial Group.   The five branches included two branches located in Statesboro (Bulloch County, Georgia), one branch in Baxley (Appling County, Georgia), one branch in Hazlehurst (Jeff Davis County, Georgia), and one branch in Adel (Cook County, Georgia.)  The sale resulted in the transfer of approximately $52 million in loans (at a net discount of $430,000); $5 million in other assets, including real estate, automated teller machines and furniture, fixtures and equipment; $75 million in demand deposits, savings and money market accounts (at a net premium of $1.1 million); and $22 million in certificates of deposit.  Because the amount of liabilities assumed by Heritage exceeded the value of the assets purchased, the Registrant also transferred approximately $39 million in cash to Heritage in connection with the closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAB BANKSHARES, INC.
(Registrant)

Date:May 25, 2010                                                             /s/ Nicole S. Stokes
   (Signature)
Nicole S. Stokes,
Executive Vice President and
Chief Financial Officer